Exhibit 10.11

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Amended & Restated Global Access Commitments Agreement

This Amended & Restated Global Access Commitments Agreement (including all appendices, exhibits and attachments hereto, the “Agreement”), is entered into as of 2 March 2020 (“Effective Date”), by and between the Bill & Melinda Gates Foundation, a Washington charitable trust that is a tax-exempt private foundation (the “Foundation”), and Immunocore Limited, a company incorporated in England and Wales with registered number 06456207 (the “Company”). This Agreement amends and restates in its entirety the Global Access Commitments Agreement entered into as of September 13, 2017 (the “Prior Agreement”), which was entered into by and between the Foundation and the Company in connection with the Foundation’s investment (the “Notes Investment”) in promissory notes issued by the Company (the “Notes”) of up to forty million dollars ($US40,000,000) and, upon conversion of the Notes (the “Notes Conversion”), equity securities of the Company. In addition to the Notes Investment, additional payments may be made from the Foundation to the Company in accordance with this Agreement and additional agreements as contemplated by this Agreement (such additional payments, if any, together with the Notes Investment and the Notes Conversion, are referred to as the “Foundation Investment”). The Foundation Investment is subject to the terms and conditions of the investment documents executed in connection with the Notes Investment and the Notes Conversion, including, without limitation, this Agreement, the Note Purchase Agreement, the Notes, the Deed of Adherence and the Amended & Restated Board Observer Letter, and related documents, and any agreements entered into in connection with any additional payments made from the Foundation to the Company, in each case as amended from time to time (collectively, the “Investment Documents”). At the time of entering into the Prior Agreement, the Foundation completed an investment of twenty-five million dollars ($US25,000,000) in the First Tranche Convertible Loan Note. In connection with this Agreement the Foundation and the Company have agreed to convert the First Tranche Convertible Loan Note into Series B Shares pursuant to the terms of the Subscription Agreement relating to Series B Shares in Immunocore Limited, dated 3 February, 2020, the Deed of Variation dated 2 March, 2020 and the Deed of Adherence dated 2 March, 2020 (collectively, the “Series B Investment Documents”). The Series B Investment Documents are included within the term Investment Documents. Capitalized terms not defined herein shall have the same meaning as in the Investment Documents. The Foundation and the Company are each referred to as a “Party” and collectively as the “Parties”. In consideration of the Foundation making the Foundation Investment and converting the First Tranche Convertible Loan Note into Series B Shares on the terms and conditions in the Investment Documents, and for other good and valuable consideration, the undersigned hereby irrevocably agree as follows:

1.	Definitions

The following terms shall have the following meanings:

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(a)          “Additional Global Health Program” has the meaning given in Section 3(c)(ii)

(b)       “Additional Product” means, without prejudice to Sections 3(b) and 3(c), a sequence defined composition of matter created, developed and/or commercialized by the Company through the use of the Company’s Platform Technology without funding from the Foundation or a Foundation-Supported Entity that is applicable for the treatment, prevention or amelioration of any of the Target Diseases and Conditions. For the avoidance of doubt, Additional Product shall not include any product that a third party requests the Company to develop and such third party has the rights to develop and/or commercialize such product under an agreement between the Company and a third party. For the avoidance of doubt, as of the date of this Agreement, the [***] Candidates shall not be considered an Additional Product and shall be part of the HIV Program.

(c)         “Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with or is controlled by such Person.

(d)          “Amended & Restated Board Observer Letter” has the meaning given in the Amended Note Purchase Agreement.

(e)          “Amended Scope of Work” means the Scope of Work to be developed in good faith by the Parties in accordance with Annex 3.

(f)          “Change in Control” means (i) the acquisition, directly or indirectly, by any Person or group of the beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of all issued securities of the Company; (ii) a merger, consolidation or other similar transaction involving the Company, except for a transaction in which the holders of the issued securities of the Company immediately prior to such merger, consolidation or other transaction hold, in the aggregate, securities possessing more than 50% of the total combined voting power of all issued securities of the surviving entity immediately after such merger, consolidation or other transaction; or (c) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

(g)          “Charitability Default” means the Company either (i) fails to comply with the restrictions in Sections 2 and 12 of this Agreement on the use of funds from the Foundation Investment or fails to comply with the terms of Sections 9(a)-(d), 10, 13 or 14 or (ii) is in material breach of the Global Access Commitments.

(h)          “Charitability Requirements” has the meaning given in Section 2(a).

(i)          “Claim” has the meaning given in Section 5(a).

(j)          “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

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(k)          “COGS” shall mean, with respect to a product, the Group’s fully burdened manufacturing and sales costs, which shall include: [***].

(l)          “Company Indemnitees” has the meaning given in Section 3(g)(iii).

(m)         “Constitutional Documents” has the meaning given in the Note Purchase Agreement.

(n)          “Deed of Adherence” has the meaning given in the Note Purchase Agreement.

(o)         “Developing Countries” means those countries listed in Annex 1, which list may be modified from time to time by mutual agreement of the Foundation and the Company; provided that [***].

(p)          “Development Products” means [***].

(q)       “Diligent Efforts” means (i) carrying out obligations or tasks pursuant to this Agreement using commercially reasonable efforts and resources comparable with standard practices of biotechnology companies of a comparable size and business activity to the Company and exercising decisions in good faith and (ii) in carrying out its obligations or tasks pursuant to this Agreement, the Company will use the same level of efforts, resources, time, and expediency as are consistent with the practices of the Company with respect to the research and development of any other Company products that are at a similar stage in development and applicable for the treatment, prevention or amelioration of infectious diseases.

(r)          “Equity Securities” means any equity securities of the Company issued in connection with the Foundation Investment, including the Series B Shares and any other equity securities issued in connection with or upon conversion of the Notes, and any securities issued in respect of or upon conversion or exercise of such securities.

(s)          “Existing Agreements” means collaboration or license agreements between the Company and third parties that were in effect as of September 13, 2017 and in the form that such agreements existed on September 13, 2017.

(t)          “Foundation Indemnitees” has the meaning given in Section 5(a).

(u)          “Foundation Option Program” has the meaning given in Section 3(c)(i).

(v)         “Foundation-Supported Entity” means a third party that receives funding from the Foundation, collaborates with the Foundation, or both, for the purpose of accomplishing the Global Access Objectives.

(w)         “Funded Developments” means the Research Tools and Development Products. For the avoidance of doubt, Funded Developments does not include (i) anything that comprises Platform Technology or (ii) anything developed as part of or in relation to the Company’s research, development or commercialization of a product outside the Target Diseases and

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Conditions that is not developed pursuant to a Global Health Program using any funds from the Foundation or a Foundation-Supported Entity; provided that the [***] Candidates are deemed to be Funded Developments.

(x)          “Global Access Commitments” has the meaning given in Section 3.

(y)        “Global Access Objectives” means (a) the knowledge and information gained from the Foundation’s funding will be promptly and broadly disseminated, and (b) the Funded Developments will be made available and accessible at an affordable price to people most in need within Developing Countries.

(z)        “Global Health Program” means each of: (i) the HIV Program and the TB Program; and (ii) any other project funded as contemplated in this Agreement by the Foundation (including Additional Global Health Programs, as contemplated by Section 3(c)).

(aa)        “[***] Candidates” means the development candidates [***] upon the execution of this Agreement.

(bb)      “HIV Program” means the Company’s research, development and commercialization of a safe and effective product applicable to the treatment, prevention and/or amelioration of HIV carried out in accordance with the Original Scope of Work, the Amended Scope of Work and (if applicable) an agreed scope of work pursuant to Section 3(a)(iii).

(cc)        “Intellectual Property” means all intellectual property rights of whatsoever nature including without limitation copyrights, registered designs, design rights, patents and all intangible rights and privileges of a nature similar or allied to any of the foregoing, in every case in any part of the world and whether or not registered, and including all granted registrations and all applications for registration in aspect of any of the same;

(dd)        “Joint Steering Committee” has the meaning defined in the Original Scope of Work.

(ee)        “Licence Trigger” has the meaning given in Section 3(g)(iv).

(ff)        “Note Purchase Agreement” means the Convertible Loan Note Purchase Agreement dated September 13, 2017 entered into between the Company and the Foundation concerning the purchase of the Notes, as amended on [date], 2020 and as may be further amended from time to time.

(gg)        “Original Scope of Work” means the Scope of Work set forth in Annex 2.

(hh)       “Person” means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

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(ii)        “Phase I Clinical Study” means a clinical study, the principle purpose of which is preliminary determination of the compound’s safety in healthy individuals or patients as described in 21 C.F.R §312.21, or similar clinical study in a country other than the United States.

(i)          “Phase I Product” means a sequence defined composition of matter created and developed pursuant to a Global Health Program (including under an agreed scope of work for an Additional Global Health Program): (i) which is the subject of its first Phase I Clinical Study; or (ii) for which all data that would be required for submission of an IND application is available. For clarity (A) the type and extent of data deemed required for IND submission shall be equivalent to that the Company customarily requires for its own wholly owned programs performed outside of this Agreement and (B) if the amino acid sequence of a Phase I Product is altered in any way (including by addition, substitution or omission of any amino acid) then it shall cease to be a Phase I Product.

(jj)        “Platform Technology” means (i) the Company’s novel approach to discovering, researching, developing, manufacturing and commercializing bi-specific biologic reagents that combine an affinity-enhanced T cell receptor-based targeting system with an anti-CD3 effector function to activate a T cell response to eradicate disease causing cells; and (ii) any and all algorithms, code, data, documentation, designs, know how, methods, processes, programs, software, target antigens, test results or other technology that is owned or controlled by the Company or any of its Affiliates and that are necessary for the discovery, research, manufacture, development, commercialization or operation of Development Products. For clarity, the Platform Technology shall include any technologies, libraries, analytical techniques, techniques for the engineering of cell lines (but not necessarily the engineered cell lines themselves) materials and know-how that are generated by and on behalf of the Company before or after the Effective Date and which are owned, controlled or licensed in (to the extent sublicensable) by the Company or its Affiliates.

(kk)       “Post Phase I Product” means a sequence defined composition of matter created and developed pursuant to a Global Health Program (including under an agreed scope of work for an Additional Global Health Program), which has successfully completed a Phase I Clinical Study. For clarity if the amino acid sequence of a Post Phase I Product is altered in any way (including by addition, substitution or omission of any amino acid) then it shall cease to be a Post Phase I Product.

(ll)          “Pre-Phase I Product” has the meaning given in Section 4.

(mm)     “Public Offering” has the meaning given in Section 8(f).

(nn)        “Public Sector” means:

•           Governments including government ministries and agencies, together with government-funded institutions, such as hospitals and prison services in those countries;

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•           NGOs including those recognized by the applicable local government authority as well as UN-related organizations working for or in those countries, including the International Organization for Migration and UNICEF;

•           Not-for-profit organizations including Medecins Sans Frontieres, Save-the-Children, OXFAM and the International Committee of the Red Cross;

•             Public private partnerships that have agreed to public, not-for-profit, pricing, like the Initiative for Promoting Affordable and Quality TB Tests (IPAQT), or other collaborations or institutions bringing WHO-approved tests at affordable prices to patients in the private sector; and

•            Not-for-profit funding mechanisms including GAVI, GDF, UNITAID, UNFPA, PEPFAR, USAID, Global Fund, etc. (including entities funded by such mechanisms on a not-for-profit basis) and agencies based outside of an applicable country but who are supporting implementation locally in an applicable country, including the USA-CDC and The Union.

(oo)       “Research Tools” means, to the extent that they were developed using funds from the Foundation or a Foundation-Supported Entity pursuant to a Global Health Program or they relate exclusively to an Additional Product and the Company has agreed in writing that they will be included as Research Tools, any (i) primers and/or probes for the detection and quantification of Target Diseases and Conditions (ii) cell lines engineered to express antigens relevant to Target Diseases and Conditions, or which are transfected or infected with vectors for antigens relevant to Target Diseases and Conditions (iii) HLA-antigen protein complexes relevant to Target Diseases and Conditions (iv) TCRs (other than those using the same scaffold as a Development Product) specific for antigens for particular Target Diseases and Conditions and (v) any other nucleic acid and/or amino acid sequences that are developed for use as research tools.

(pp)        “Safety Decision” has the meaning given in Section 4.

(qq)       “Safety Milestone” means that each of the Foundation and the Company has made a decision [***], that the HIV Program has satisfied an acceptable safety milestone and that such Party desires to continue further development of the applicable candidate(s).

(rr)        “Securities Act” means the United States Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(ss)        “Shareholders’ Agreement” means the Shareholder’s Agreement relating to Immunocore Limited, dated 13 August 2019, as the same may be amended from time to time.

(tt)        “Target Diseases and Conditions” means [***]. For the avoidance of doubt, Target Diseases and Conditions does not include any form of cancer, hepatitis or any autoimmune disease.

From time to time, if the Foundation identifies more areas of global health as underinvested or disproportionately impacting poor and vulnerable populations, it may so notify the Company

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and the definition of Target Diseases and Conditions will be so amended with the Company’s written consent.

(uu)        “TB” means tuberculosis.

(vv)       “TB Program” means the Company’s research, development and commercialization of a safe and effective product applicable to the treatment, prevention and/or amelioration of TB carried out in accordance with the Original Scope of Work, Amended Scope of Work and (if applicable) an agreed scope of work pursuant to Section 3(a)(iii).

(ww)      “Termination Dispute Period” has the meaning given in Section 3(n).

(xx)        “Tranche 1” has the meaning given in Section 3(a)(i)(A).

(yy)       “Tranche 2” has the meaning given in Section 3(a)(i)(B).

(zz)        “Withdrawal Notice” has the meaning given in Section 8(b).

(aaa)       “Withdrawal Right” has the meaning given in Section 8(b).

2.	Charitable Purposes and Use of Funds

(a)        The Foundation is making the Foundation Investment as a “program-related investment” within the meaning of Section 4944(c) of the Code. The Foundation’s primary purpose in making the Foundation Investment is to further significantly the accomplishment of the Foundation’s charitable purposes, including the relief of the poor, distressed, and underprivileged, the advancement of science, and the promotion of health by seeking to (i) address global health challenges that disproportionately impact developing countries, and (ii) increase the access of poor and distressed individuals and families in developing countries to life-saving and other important vaccines, drugs and technologies that may assist in the prevention, treatment and detection of the Target Diseases and Conditions (collectively, the “Charitability Requirements”).

(b)         The Foundation is making this investment to support the discovery and development of new, low-cost vaccines and drugs developed (in whole or in part) through the use of the Company’s Platform Technology and for the Target Diseases and Conditions in order to pursue the Global Access Objectives. The Foundation believes the Platform Technology has potential application in the Target Diseases and Conditions and, therefore, Development Products and Research Tools discovered using the Platform Technology (and any improvements and developments thereto), in conjunction with the Global Access Commitments described below, will further the Charitability Requirements.

(c)         Use of Funds. Subject to the terms and conditions of this Agreement, the Company will use the proceeds from the Foundation Investment solely (i) to leverage the Company’s Platform Technology to create Development Products that comprise or result in drugs, therapeutics, diagnostics, prophylactics or other health products, services and interventions for

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the treatment, prevention and/or amelioration of Target Diseases and Conditions which have the potential to treat people in Developing Countries affordably in accordance with the Global Access Objectives and (ii) to conduct the HIV Program and the TB Program with a goal to deliver and distribute an HIV and TB product reliably, sustainably and at an affordable price to people most in need within Developing Countries. At least [***] of the Foundation Investment will be used to conduct the HIV Program and the TB Program in accordance with the Original Scope of Work included in Annex 2 and the Amended Scope of Work which shall be executed by written agreement between the Foundation or a Foundation-Supported Entity and the Company no later than [***] days after the Effective Date. Specific deliverables and objectives with respect to development of the Platform Technology and the performance of the HIV Program and TB Program are set forth in the Original Scope of Work and will be included in the Amended Scope of Work. The Company is not required to segregate the proceeds of the Foundation Investment from other Company funds. Without prejudice to the foregoing, the Parties acknowledge and agree that (i) in carrying out its obligations under this Agreement (including its use of the proceeds from the Foundation Investment), the Company may cause improvements and developments to be made to the Platform Technology and (ii) the Company shall be able to freely use any Funded Developments outside the Developing Countries and outside the Target Diseases and Conditions.

3.	Global Access Commitments

As a condition to the Foundation making the Foundation Investment and in furtherance of the Foundation’s charitable purposes, including the Global Access Objectives, the Company agrees to the following commitments (the “Global Access Commitments”):

(a)         Development of Platform Technology; HIV Program and TB Program. The Company will use Diligent Efforts to pursue the objectives and research plan set out in the Original Scope of Work and the Amended Scope of Work in furtherance of the Foundation’s charitable purpose.

(i)           The Notes Investment will be divided into two tranches as follows:

(A)      On or about the date of the Prior Agreement, the Foundation purchased Notes from the Company for twenty-five million dollars ($US25,000,000) (“Tranche 1”).

(B)      Subject to the terms and conditions of this Agreement and contingent upon satisfaction of the Safety Milestone, the Foundation will purchase Notes from the Company for fifteen million dollars ($US15,000,000) (“Tranche 2”).

(ii)         The activities that the Company will carry out using the Foundation Investment at each tranche are set forth in the Amended Scope of Work. The Foundation may consult with and provide guidance to the Company in an advisory capacity in relation to any clinical trial carried out as part of the Amended Scope of Work. For clarity, the Foundation will not be a sponsor or be obliged to make any decisions or perform any actions related to any clinical trial described in the Original Scope of Work or the Amended Scope of Work and all such

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activities will be overseen and guided by the Company in compliance with its policies, regulatory requirements and input from the authorities at the respective clinical sites.

(iii)       After completion of the Tranche 2 requirements (or at such other time as the Foundation may elect), if requested by the Foundation the Company will, subject to this Section 3(a)(iii), continue further development of the HIV Program and/or TB Program, including through commercialization of a final product. If the Foundation requests that the Company should continue with such further development, the Foundation and the Company will in good faith agree upon the reasonable funding arrangements necessary and a new scope of work for such further development and enter into a definitive agreement between the Foundation (or a Foundation-Supported Entity) and the Company and a project plan, which may include work to be undertaken, responsibilities, participation by other parties, timelines and milestones, project management, contributions in-kind and funding requirements, a product development and marketing plan, any additional Global Access commitments, and an affordable price cap for sales of the products in Developing Countries (if at a stage when price cap can be determined). Any additional work may be divided into milestones or phases, but the Foundation will have the right, at its sole discretion, to continue providing funding (directly or through a Foundation-Supported Entity) to advance each product through to commercialization of a final product in a manner furthering the Global Access Objectives. The Company will not be obliged to undertake any further development contemplated by this Section 3(a)(iii) unless and until the Parties have entered into a written agreement as described above; provided that the Company will cooperate with the Foundation in good faith to enter into such agreement as soon as possible after the Foundation requests the further development.

(iv)         If (A) the HIV Program and/or TB Program fails as a result of scientific or technical failure or is suspended as a result of a Safety Decision; (B) the proceeds from the Foundation Investment have been exhausted; and (C) the Foundation does not agree to provide further funding after being given a reasonable opportunity to do so, the Company will have the right to continue funding the HIV Program and/or TB Program either on its own account or through a third party. If the Company continues further development pursuant to this Section 3(a)(iv), the Company shall notify the Foundation in the event that the scientific or technical issue is resolved or Safety Decision is reversed (as applicable) and the HIV Program and/or TB Program results in a Development Product that includes any Funded Developments and that can be used for any Target Diseases and Conditions in the Developing Countries. If, following such notification, the Foundation notifies the Company of its desire that such Development Product be made available and accessible at an affordable price to people most in need within Developing Countries, then the Company will make such Development Product so available in the Developing Countries, subject to the Company and the Foundation or Foundation-Supported Entity as soon as is reasonably practicable negotiating in good faith and agreeing upon applicable agreements relating to such Development Product which will set forth, among other things, an agreement on equitable funding (and taking into account the amounts previously funded by the Foundation or a Foundation-Supported Entity with respect to such Development Product), which shall include provisions for the [***]

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(v)         If the Foundation does not agree to provide funding for the further development of the HIV Program and/or TB Program (other than in the case of scientific or technical failure to which Section 3(a)(iv) applies), the Company will have the right to continue funding the HIV Program and/or TB Program either on its own account or through a third party. If the Company continues further development pursuant to this Section 3(a)(v), and the HIV Program and/or TB Program results in a Development Product that includes any Funded Developments and that can be used for any Target Diseases and Conditions in the Developing Countries, and the Foundation notifies the Company of its desire that such Development Product be made available and accessible at an affordable price to people most in need within Developing Countries, then the Company will make such Development Product available in the Developing Countries in accordance with Section 3(l) below, subject to the Company and the Foundation or Foundation-Supported Entity negotiating in good faith and executing applicable agreements relating to such Development Product which will set forth, among other things, an agreement on equitable funding (and taking into account the amounts previously funded by the Foundation or a Foundation-Supported Entity with respect to such Development Product), which shall include [***].

(b)         Notification of Company Research. Without prejudice to Section 3(c), if the Company is considering carrying out research and development with a view to developing a sequence defined composition of matter through the use of the Company’s Platform Technology that is intended to be applicable for the treatment, prevention or amelioration of any Target Diseases and Conditions (except if such research is being considered at the request of a third party pursuant to an agreement between such third party and the Company) then the Company shall notify the Foundation in writing of its intentions.

(c)          Additional Global Health Programs.

(i)         In addition to the HIV Program and the TB Program described above, which may include development through to commercialization, the Company agrees that as part of the Global Access Commitments, if requested by the Foundation it will, subject to this Section 3(c)(i), accept and perform an additional product development program for each of malaria and human papillomavirus (each a “Foundation Option Program”). If the Foundation requests that the Company conduct a Foundation Option Program, the Foundation and the Company will in good faith agree upon the reasonable funding arrangements necessary and a scope of work for such program and enter into a definitive agreement between the Foundation (or a Foundation-Supported Entity) and the Company and a project plan, which may include work to be undertaken, responsibilities, participation by other parties, timelines and milestones, project management, contributions in-kind and funding requirements, a product development and marketing plan, any additional Global Access commitments, and an affordable price cap for sales of the products in Developing Countries (if at a stage when price cap can be determined). Any additional work may be divided into milestones or phases, but the Foundation will have the right, at its sole discretion, to continue providing funding (directly or through a Foundation-Supported Entity) to advance each product through to commercialization of a final product in a manner furthering the Global Access Objectives. The Company will not be obliged to undertake any development program contemplated by this Section 3(c)(i) (A) to the extent such program relates

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to the research, development or commercialization of a product in the field of oncology or autoimmune diseases and (B) unless and until the Parties have entered into a written agreement as described above; provided that the Company will cooperate with the Foundation in good faith to enter into such agreement as soon as possible after the Foundation requests the Company conduct the Foundation Option Program.

(ii)       In addition to the Foundation Option Programs, if requested by the Foundation, additional programs relating to the Target Diseases and Conditions may be added if mutually agreed in writing by the Company and the Foundation and/or Foundation-Supported Entity, as applicable provided that the Company will not be obliged to undertake any further development contemplated by this Section 3(c)(ii) (A) unless the Parties have entered into a written agreement (as set out below) providing for adequate funding arrangements and including an agreed scope of work or (B) if the Foundation is making its request more than [***] after the Company has issued a notification under Section 3(b) and in that time the Company has entered into an agreement with a third party in respect of research and development in the same Target Disease and Condition. Upon entering into a written agreement and agreeing upon a scope of work, the Company will employ its Platform Technology to discover, research, develop, manufacture and/or commercialize products in any mutually agreed Target Diseases and Conditions subject to terms and conditions set forth in the agreements entered into between the Company and the Foundation or Foundation-Supported Entities (as applicable), and the program will be funded by a grant, contract or program-related investment from the Foundation or Foundation-Supported Entities (as applicable) on terms acceptable to the Company and the Foundation and/or Foundation-Supported Entity (as applicable), as applicable. Any additional program mutually agreed to by the Company and the Foundation and/or a Foundation Supported Entity pursuant to this Section 3(c)(ii) and each of the Foundation Option Programs is referred to in this Agreement as an “Additional Global Health Program” and they are referred to collectively as the “Additional Global Health Programs”.

(iii)       Without prejudice to Section 3(k), the Company maintains the right to develop products in all Target Diseases and Conditions for its own account or together with any third party provided that the application of the Global Access Objectives to the distribution of Development Products in the Developing Countries and the other Global Access Commitments are not restricted.

(d)         Coordination with Foundation-Supported Entities. The Company acknowledges that the Foundation is currently funding and may continue to fund research and development projects at various Foundation-Supported Entities that are relevant to the HIV Program and the TB Program as well as other Target Diseases and Conditions. In order to complete the work required to be performed on the HIV Program and TB Program pursuant to this Agreement or any Additional Global Health Programs in the future, the Foundation may request that the Company coordinate its development efforts with various entities, including with respect to the specific requirements set forth in the Scope of Work, and acquire rights from or work in coordination with these Foundation-Supported Entities to fulfill the Global Access Commitments. The Company will consider any such request by the Foundation in good faith but will not be required to undertake any coordination of development efforts or enter into any

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agreement with any entity; provided that the Company will not knowingly use the Foundation Investment to duplicate work (either internally or with a third party) that was funded by the Foundation and could be reasonably obtained from a Foundation-Supported Entity. If the Company agrees to coordinate its development efforts or enter into an agreement, the coordination, acquisition of rights and completion of licence agreements referred to in this paragraph would be the responsibility of the Company to effect, and the Foundation will assist in these efforts, in particular those that relate to work funded by the Foundation. Nothing in this Agreement constitutes a commitment by the Foundation to make any grants to the Company or a Foundation-Supported Entity and the decision to proceed with a grant will be made solely at the Foundation’s discretion. For clarity, no provision of this Agreement will limit or restrict the Foundation’s rights pursuant to any grant agreement or other contract with any third party.

(e)        Compliance with Intellectual Property Rights. The Company will, to the best of the Company’s knowledge, take Diligent Efforts to obtain the appropriate rights appropriate to the stage of development of the product at the date of the Licence Trigger to exploit any Development Products in the form in which they exist at the date of the Licence Trigger arising from a Global Health Program. Such appropriate rights shall include rights in any patents, copyrights, trademarks, trade secrets, data, confidential information, know-how or other intellectual property or proprietary right required to use the licences in (g) below at the date of the Licence Trigger. The Company shall comply with all applicable laws and regulations in countries where it is operating at the date of the Licence Trigger. The Foundation acknowledges that the fees may need to be paid for rights to use third party licences necessary to exploit a Development Product in a Developing Country. The Company agrees to give reasonable assistance to the Foundation in any necessary negotiation with third party licensees to seek to minimize any such fees to help make the Development Product available and accessible at an affordable price to people most in need within Developing Countries.

(f)         Building the Field and Publication. While undertaking the Global Health Programs, the Company may generate information and develop Research Tools comprised in the Funded Developments that have the potential to further the advancement of science and the promotion of health within the Target Diseases and Conditions and the following provisions shall apply in respect of such information and Research Tools subject to contractual and confidentiality obligations to third parties and in each case the Company may have due regard to reasonable delays or limitations on content of publications or provision of information that is necessary or desirable to protect intellectual property and confidential information.

(i)        The Company will make Diligent Efforts to make available at the Foundation’s request know how, data, assays and other Research Tools comprised in the Funded Developments with the goal to further the efforts of Foundation-Supported Entities and other Persons which are active in the applicable Target Disease and Condition. The Research Tools will be made available under the terms of license or material transfer agreements, as the case may be, that are consistent with industry standards; however, the Company will not require royalties or other fees related to the sharing of these Research Tools except for the reimbursement of reasonable out of pocket expenses and third party licence fees associated with their transfer or publication to the extent the Research Tools are being used for the purpose of benefitting people

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in Developing Countries and in relation to the Target Diseases and Conditions. For clarity, use of the Research Tools other than for the purpose of benefitting people in Developing Countries or other than in relation to the Target Diseases and Conditions is not contemplated by this Agreement and may in the Company’s sole discretion be negotiated between the Company and Foundation-Supported Entities and other Persons on such terms as are agreed upon by the Company and such third parties.

(ii)       The Company will make Diligent Efforts, which are reasonably consistent with industry standards at the time, to satisfy the publication requirement (necessary for scientific research to be regarded as carried on in the public interest) set forth in Treasury Regulation 1.501(c)(3)-1(d)(5)(iii) to:

(A)       Publish scientific results and information developed in connection with each Global Health Program within a reasonable period of time after the information or results are obtained.

(B)      Promptly provide upon the Foundation’s reasonable request and with the agreement of the relevant Foundation-Supported Entity (as appropriate), reasonable access to data and information regarding each Global Health Program.

(C)      Promptly provide to the Foundation, upon the Foundation’s reasonable request, rights to share data and information regarding each Global Health Program.

(D)       If the Company seeks publication of Funded Developments in a peer-reviewed journal, such publication must be under “open access” terms and conditions consistent with the Foundation’s Open Access Policy available at: http://www.gatesfoundation.org/How-We-Work/General-Information/Open-Access-Policy, which may be modified from time to time.

(g)          Non-Exclusive Licence.

(i)           Subject to (iv) below, on a Global Health Program by Global Health Program basis the Company hereby grants the Foundation.

(A)      a worldwide, non-exclusive, perpetual, fully-paid up, royalty-free licence (with the right to sublicense subject to Section 3(g)(iii)) under the Intellectual Property owned by the Company relating to the Platform Technology and any Funded Developments in the form that the Platform Technology and Funded Developments exist at the time of the Licence Trigger solely to the extent necessary to use, make, have made, manufacture, sell, offer for sale, and otherwise exploit any Development Products that are in existence at the time that the Licence Trigger (as defined below) occurs. Such licence shall not include any right to modify the sequence of the relevant Development Product in the form that it exists at that time. For the avoidance of doubt this licence does not include any right to use the Platform Technology to generate additional TCR’s or other molecules; and

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(B)       a worldwide, non-exclusive, perpetual, fully-paid up, royalty-free licence (with the right to sublicense subject to Section 3(g)(iii)) under the Intellectual Property owned by the Company relating to the Research Tools solely to the extent necessary to use, make and have made any Research Tools that are in existence at the time that the License Trigger (as defined below) occurs in the form such Research Tools exist at that time. Such licence shall not prevent the Foundation or a Foundation-Supported Entity from modifying or further developing the relevant Research Tools provided that the Foundation and any Foundation-Supported Entity does not use the Platform Technology in undertaking any such modification and/or any further development:

provided that (i) the licences granted in this Section 3(g) will be limited solely for the purpose of benefitting people in Developing Countries (which, for the avoidance of doubt, excludes intentionally placing any Development Products on the market for use outside the Developing Countries) in relation to the Target Diseases and Conditions in furtherance of the Foundation’s charitable purpose and (ii) the Foundation shall not use and/or exploit the rights licensed to it under the licences granted in this Section 3(g) except as expressly authorized under this Agreement.

(ii)       The Foundation and the Company agree and acknowledge that in order to achieve the Global Access Objectives and make the Funded Developments available and accessible in Developing Countries and in relation to the Target Diseases and Conditions, certain activities may be required to occur in one or more developed countries, such as manufacture, distribution, or sale (such as to an entity procuring a product for use in Developing Countries and in relation to the Target Diseases and Conditions). Accordingly, the licenses granted in Section 3(g) to the Foundation are intended to permit such developed country activities which are incidental and necessary to making the Funded Developments available and accessible in Developing Countries in relation to the Target Diseases and Conditions provided that such activities do not include intentionally placing any Development Products on the market for use outside the Developing Countries and provided that the Foundation has made all reasonable efforts to prevent any Development Products being made available and accessible for use outside the Developing Countries. The definitive agreements with respect to any Additional Global Health Program will include license provisions with respect to the Global Health Program consistent with the license provisions set forth in this Agreement. Subject to the licences granted in Sections 3(g)(i)(A) and (B) above, the Company reserves exclusively, whether itself or with third parties (including licensees) all rights to develop and commercialize all Platform Technology, Research Tools, Development Products and other Funded Developments anywhere in the world. The Company acknowledges that such reservation of rights does not limit the Company’s obligations pursuant to this Agreement.

(iii)        Prior to granting any sub-license, access or any other right in respect of any Development Products or Research Tools to any third party, the Foundation shall procure an agreement from such third party that it shall indemnify the Company and its directors, officers, employees, agents and representatives (collectively, the “Company Indemnitees”) on commercially reasonable terms, reasonably acceptable to the Company and comparable with standard practices of biotechnology companies of a comparable size and business activity to the

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Company where such terms are expressed to be for the benefit of and enforceable by the Company Indemnitees.

(iv)        Notwithstanding the forgoing license grants, the Foundation shall have no right to exercise its rights under the license (including its sublicensing rights) unless and until at least one of the following occurs (each a “Licence Trigger”) for the applicable Global Health Program:

(A)        a Charitability Default that the Company has not remedied within [***] of the date of the Company being notified by the Foundation;

(B)       the Company (or any successor or acquirer of the Company’s assets, Platform Technology or Funded Developments) is unwilling or unable at any time to proceed or continue with development of the HIV Program, TB Program or any other Global Health Program for which a Development Product has been identified and for which the Foundation or a Foundation-Supported Entity is willing to provide reasonable funding (except where such unwillingness or inability results from a scientific or technical failure in which case Section 3(a)(iv) applies); or

(C)     the Company institutes any bankruptcy, insolvency, reorganization for the benefit of creditors, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction or any such proceeding is instituted against the Company and in any such case, such proceeding is not dismissed or stayed within [***] after the filing thereof.

If either the Foundation or the Company becomes aware of a License Trigger it will promptly notify the other Party in writing of the occurrence of a License Trigger. If the Company disputes the Foundation’s belief that a License Trigger has occurred, the Company and the Foundation will negotiate in good faith for a period of [***] in the event of the License Trigger in Section 3(g)(iv)(B) or for a period of [***] in the event of the License Trigger in Section 3(g)(iv)(A) or 3(g)(iv)(C) in each case in an effort to resolve the dispute, after which time the Foundation may exercise the license, but both Parties will retain their respective rights to exercise legal or equitable remedies that may be available.

(h)         Ownership of Intellectual Property. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that all Intellectual Property (including any improvements and developments thereto) created by or on behalf of the Company pursuant to this Agreement and the Platform Technology and Development Products shall be owned by the Company. Except as expressly provided in this Agreement, nothing shall operate to grant any rights to the Foundation.

(i)          Modification. The principal purpose of the license granted to the Foundation is to enable the Global Access Objectives to be achieved efficiently in the event of the occurrence of a License Trigger. The Parties acknowledge that commercialization and/or distribution of Company products and processes for the benefit of end users in Developing Countries may require worldwide commercialization and /or distribution rights to be maintained by a single

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party. During the implementation of the Global Health Programs, the Company may demonstrate, on a case-by-case basis, to the satisfaction of the Foundation that the Global Access Objectives can best be achieved in a particular case without such a license. In such a case, the Foundation and the Company shall in good faith agree to modifications to, or to modify or terminate in whole or in part, the foregoing license as mutually agreed in writing between the Parties.

(j)         Cooperation; Technology Transfer. After the occurrence of a License Trigger, the Company agrees to use Diligent Efforts to enable the Foundation or its sublicensees to exercise their rights hereunder, which steps may include, as may be reasonably required or requested by the Foundation, (i) the Company licensing relevant Intellectual Property owned or controlled by the Company to the Foundation or in respect of a Foundation-Supported Entity, good faith negotiations with such entity for a license of relevant Intellectual Property (with the Foundation having the ability to consult the Company regarding such negotiations) or agreements to not assert such Intellectual Property, (ii) executing documents reflecting or recording the licenses in Section 3(g), (iii) providing reasonable information sharing to enable the Foundation or Foundation-Supported Entities to implement the license rights and technology, and (iv) reasonable technical assistance related to the implementation of the license rights and technology to enable the Foundation or its sublicensees to exercise the licences in Section 3(g), subject to contractual obligations to third parties. For the avoidance of doubt, the obligations under this paragraph shall not require the Company to secure rights to any third party Intellectual Property at the Company’s expense.

(k)         Additional Products. If the Company creates and develops an Additional Product, the Foundation can request to have the Global Access Objectives apply to such Additional Product by delivering written notice to the Company. If the Foundation provides such notice to the Company, then the Foundation or a Foundation-Supported Entity (as applicable) and the Company will as soon as possible negotiate in good faith the terms and conditions of applicable agreements relating to such Additional Product which will set forth, among other things, an agreement on equitable funding, [***]. Such Additional Product will not become a Development Product for the purposes of this Agreement and the Company will not be required to make such Additional Product available in the Developing Countries unless and until the Parties have negotiated in good faith and reached such mutual agreement and executed applicable agreements. For the avoidance of doubt if the Company incorporates any Funded Developments into an Additional Product or product developed with a third party that is applicable for the treatment, prevention or amelioration of any of the Target Diseases and Conditions, the Global Access Objectives will apply to such product.

(l)          Global Access for Development Products. Without limiting the requirements set forth above, the Company will use Diligent Efforts to make all Development Products (to the extent that such Development Products are at a stage of development that makes them capable of being commercialized in accordance with applicable laws) available and accessible at an affordable price to people most in need within those Developing Countries affected by the disease or condition which is treated, prevented or ameliorated by the Development Product, provided that such price enables the Company to recover an amount that does not exceed [***]. The

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Foundation agrees that to the extent it provides funding for the purchase of Development Products for use in the Developing Countries it will use all reasonable efforts to require the purchasers of such Development Products to agree to use all reasonable efforts to prevent any such Development Products from being made available and accessible for use outside the Developing Countries, which may be satisfied, among other ways, by including such a requirement in the applicable funding agreement.

(m)        Duration. The Global Access Commitments will commence upon the Effective Date and be ongoing and will continue for as long as the Foundation continues to pursue a charitable mission. For clarity, the Global Access Commitments will continue as to any Funded Developments that are assigned, sold, transferred or exclusively licensed to a third party.

(n)         Termination of Licenses for breach. On a Global Health Program by Global Health Program basis the Company will have the right to terminate the licenses granted under Section 3(g) and any sublicences with respect to a Global Health Program on [***] notice if the Foundation, its Affiliates, a Foundation-Supported Entity or sub-licensees have, in respect of such Global Health Program, committed a material breach of the licenses granted under Section 3(g) (which, for the avoidance of doubt, shall include use outside the scope of such licenses or in contravention of the limitations set out in Section 3(g)), which has not been remedied within [***] of the Company giving notice to remedy. If the Company terminates a license granted pursuant to Section 3(g) and the Foundation disputes such termination, the Foundation can bring an action in court for breach of contract, declaratory judgment or other action to reinstate such license. During the period in which such action is pending, including any appeals (the “Termination Dispute Period”), the Company waives the right to seek, and will not seek, an injunction or other equitable relief to prevent the infringement of the Intellectual Property that is the subject of the sub-licensable licenses granted to the Foundation under Section 3(g). If the court of competent jurisdiction finally determines that the Company was entitled to terminate the license then the Company will be entitled to exercise legal or equitable remedies that may be available, including seeking damages resulting from the use of the Intellectual Property that is covered by the license(s) at issue during the Termination Dispute Period.

(o)         No Violation of U.S. Tax Law. Notwithstanding anything in this Agreement to the contrary, under no circumstances will the Foundation be required to provide any funding to the Company if such funding is reasonably likely to cause the Foundation to violate applicable U.S. tax law (including by conferring improper private benefit on the Company) or is reasonably likely to subject the Foundation to penalties under applicable U.S. tax laws, provided always that if such rules do prevent a fair and equitable portion of the development costs being shared as contemplated by Section 3(a)(iv), Section 3(a)(v) or Section 3(k), the applicable funding agreement shall make provision for the Company to be compensated by some other legally permissible means.

4.	Suspension of Development for Safety Reasons

The Foundation recognises that the therapeutic compounds developed by the Company are exceptionally potent and have the potential to cause significant harm to patients without

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appropriate safety testing and that as the leader in the field the Company is the only entity capable of reviewing pre-clinical safety data for its compounds and determining whether they are safe enough for administration to human subjects. The Foundation therefore agrees that prior to the completion of a Phase I Clinical Study in respect of a Phase I Product (a “Pre-Phase I Product”) the Company may decide, at its reasonable discretion, acting in good faith and following good faith consultations with the Foundation, that upon review of the available pre-clinical and clinical data that to administer said Pre-Phase I Product to a human subject would place such subject at unacceptable risk of harm (a “Safety Decision”). Within [***] of making such Safety Decision the Company shall provide the Foundation with a report detailing the reasoning as to why it made a Safety Decision and an indication as to the data that would be required for the Company to reverse said Safety Decision. In the event that the Company makes a Safety Decision in respect of a Pre-Phase I Product any license rights granted to the Foundation or any Foundation-Supported Entities or sub-licensees of either of them with respect to such Pre-Phase I Product shall be limited to non-human uses of such product. Following notification to the Foundation of a Safety Decision, the Company agrees acting reasonably and in good faith to review any data generated by the Foundation, Foundation-Supported Entities or sub-licensees through the use of the respective research use license that addresses the reported safety concern [***] with a view to lifting such Safety Decision.

5.	Indemnification

(a)         Subject to Section 5(b), save to the extent that any Claim is caused by the Foundation’s negligence, fraud, or willful misconduct, the Company will indemnify, hold harmless, and defend the Foundation and its co-chairs, trustees, directors, officers, employees, agents, and representatives (collectively, the “Foundation Indemnitees”) from and against any and all third party causes of action, claims, suits, legal proceedings, judgments, settlements, damages, penalties, losses, liabilities and costs (including reasonable attorneys’ fees and costs) (each a “Claim”) finally awarded to such third party by a court of competent jurisdiction against any of the Foundation Indemnitees or agreed to as part of a monetary settlement of the Claim and arising out of or relating to: bodily injury or death directly caused by the activities or omissions of the Company, relating to the Company’s development of the Funded Developments (including any failure to comply with applicable laws, regulations or rules in connection therewith) or any knowing infringement upon a patent, proprietary, or other intellectual property right of a third party arising prior to the date of any Licence Trigger. For the avoidance of doubt, the Company will not be liable for any Claims that result from (i) the Foundation’s or any Foundation-Supported Entity’s use, manufacture, sale, or other exploitation of any Development Product or Research Tool pursuant to the exercise by the Foundation of the rights in Section 3(g) or (ii) changes to any Funded Developments that are made by the Foundation, a Foundation-Supported Entity or a licensee (such expression including further sublicensees) of either of them under a license granted herein. The Foundation will give the Company prompt written notice of any Claim subject to indemnification; provided that the Foundation’s failure to promptly notify the Company will not affect the Company’s indemnification obligations except to the extent that the Foundation’s delay prejudices the Company’s ability to defend the Claim. The Company will have sole control over the defense and settlement of each and every Claim, with counsel of its own choosing which is reasonably acceptable to the Foundation; provided that the Company

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conducts the defense actively and diligently at the sole cost and expense of the Company and provided further that the Company will not enter into any settlement that adversely affects any Foundation Indemnitee without the applicable Foundation Indemnitee’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. The Foundation will provide the Company, upon request, with reasonable cooperation in connection with the defense and settlement of the Claim. Subject to the Company’s rights above to control the defense and settlement of Claims, the Foundation and any Foundation Indemnitee may, at its own expense, employ separate counsel to monitor and participate in the defense of any Claim under this Section 5.

(b)         The Parties will not be liable to each other for any indirect, incidental, consequential, or special damages (including lost revenues, lost savings, or lost profits suffered by such other Party) suffered by such other Party arising under or in connection with this Agreement, regardless of the form of action, whether in contract or tort, including negligence of any kind whether active or passive, and regardless of whether the party knew of the possibility that such damages could result; provided that to the extent a Foundation Indemnitee is entitled to be indemnified hereunder for Claims of third parties and such third party has been awarded indirect, incidental, consequential, reliance, or special damages (including lost revenues, lost savings, or lost profits), the Company’s indemnification obligations to the Foundation Indemnitee shall extend to and include such third party’s indirect, incidental, consequential, reliance, or special damages (including lost revenues, lost savings, or lost profits).

6.	Obligations in the Event of a Sale of the Platform Technology or the Company; Preservation of Global Access Commitments

In the event that all or substantially all of the Company’s assets (including the Platform Technology or the Funded Developments) are transferred to, exclusively licensed to, sold to or acquired by a third party, including through a Change in Control, the Company shall enter into and procure that the purchaser, transferee, licensee or acquirer (as relevant) enters into a novation agreement in respect of this Agreement pursuant to which from the date that such novation agreement is entered into, the purchaser, transferee, licensee or acquirer (as relevant) shall perform this Agreement and be bound by it (including the Global Access Commitments) and which gives the Foundation a direct right of enforcement against such purchaser, transferee, licensee or acquirer. Subject to the Existing Agreements, the Company will not grant to a third party any rights or enter into any arrangements or agreements that would limit or restrict the exercise or performance of the Global Access Commitments, in whole or part, including the ability of the Foundation to fund further development as contemplated by the Global Access Commitments. For clarity, notwithstanding anything to the contrary in this Agreement, the Foundation’s rights hereunder which exist on the date of the transfer, sale or acquisition of the Company’s assets (including the Platform Technology or the Funded Developments) to or by a third party shall not be terminated by such transfer, sale or acquisition. The rights of the Foundation set out in this Section 6 and the Global Access Objectives shall not apply to any services, products or Intellectual Property rights that are licensed to or owned by any company that merges with or acquires the Company prior to such merger or acquisition and that are not included in Funded Developments.

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7.	Right to Enforce Global Access Commitments

The Foundation has certain rights to transfer its Notes and or Equity Securities issued by the Company in the event of a Charitability Default as set forth in the Note Purchase Agreement and this Agreement. The Company agrees and acknowledges that the Foundation will be entitled to such rights for as long as it holds Notes and/or Equity Securities issued by the Company, as set out in the Note Purchase Agreement and this Agreement.

If the Foundation ceases to hold any Notes and/or Equity Securities issued by the Company following a Charitability Default, the Foundation will continue to be entitled to enforce its rights under this Agreement, including the Global Access Commitments.

8.	Withdrawal Right

(a)         The Foundation’s rights described and defined in this Section 8 will be triggered only as a result of a Charitability Default and will only be exercisable following the conversion of a Note. For the avoidance of doubt, the Withdrawal Right will not be triggered by a Safety Decision or the inability, for technical or scientific reasons, to carry out the Original Scope of Work, Amended Scope of Work or successfully develop a product, so long as the Company has not breached its Global Access Commitments or any other obligations under this Agreement.

(b)          Each Party will notify the other promptly upon becoming aware of any Charitability Default, and the Company shall thereafter provide to the Foundation a proposed strategy to remedy the Charitability Default. If the Company fails to cure the Charitability Default within [***] of the date of notification by either Party to the other of the Charitability Default and if and to the extent that the Foundation holds any Equity Securities, the Foundation shall be entitled to elect to sell all of such Equity Securities by notice in writing to the Company (the “Withdrawal Notice” and any such entitlement to elect being the “Withdrawal Right”). On receipt of notice from the Foundation, the Company shall either buy back all of the Equity Securities held by the Foundation, provided that such buyback shall be made only to the extent permitted by applicable law and the Constitutional Documents, or locate a third party that will purchase the Equity Securities. For the avoidance of doubt if the Company fails to effect the Withdrawal Right as a result of a failure to obtain necessary shareholder approvals, such failure will constitute a breach of this Agreement.

(c)          If the Company is unable to buy back all of the Equity Securities, and no third party purchases the Equity Securities within [***] of the Withdrawal Notice, then the Company shall use best efforts to effect the Withdrawal Right, consistent with the Code and applicable law, as soon as practicable thereafter.

(d)         During the period when the Company is unable to exercise its obligation to buy back or find a purchaser of the Equity Securities, the Company shall not pay dividends, make any distributions or undertake any return of capital without the Foundation’s prior written consent except for: (i) repurchases of shares from current and former employees, officers, directors, consultants or other persons who performed services for the Company or any Affiliate in

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connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof.

(e)          For the buy back or purchase by a third party pursuant to Section 8(b), Equity Securities shall be valued at the greater of:

(i)           the original purchase price attributable to such shares plus a [***] compounding interest rate per annum until the date of the completion of the share buyback or third-party sale, as applicable; or

(ii)        the then current fair market value as determined by a mutually agreed upon (such agreement not to be unreasonably withheld) independent third-party appraiser.

(f)          Subject to Section 8(g), if the Equity Securities are sold or bought back due to a Charitability Default, the Foundation will have a look back right by which, in the event that, during the period of one (1) year from the date on which the Equity Securities are sold or bought back, the Company consummates a Change in Control or an admission to trading of the shares of the Company to a Recognised Investment Exchange (as defined in the Financial Services and Markets Act 2000) or to the New York Stock Exchange or NASDAQ (“Public Offering”), representing a per share valuation for the Company in excess of one hundred and fifty percent (150%) of the valuation used for the sale or buy back of the Equity Securities, then the Foundation will receive from the Company a payment equal to the excess of what it would have received in such transaction if it still held the Equity Securities at the time of such Change in Control or Public Offering over what the Foundation actually received in the sale or buy back of the Equity Securities.

(g)         The provisions of Section 8(f) shall not apply in the event that a Change in Control occurs as a result of the acceptance by the shareholders of the Company (by way of takeover offer, scheme of arrangement or otherwise) of an offer for the entire issued share capital of the Company in circumstances in which such offer was not, at the time it was made to shareholders, recommended by the board of directors of the Company.

(h)         In the event that the Foundation exercises its Withdrawal Right, the Foundation’s rights under the Global Access Commitments pursuant to this Agreement and in relation to all Global Health Programs (as such terms are defined in this Agreement) will survive.

(i)          If prior to the exercise of the Withdrawal Right the Foundation transfers the Equity Securities to a third party other than as permitted by Section 11(a), the Withdrawal Right will no longer apply to such transferred Equity Securities unless otherwise agreed in writing by the Company and the Foundation.

9.	Required Reporting

In addition to any and all reports required to be delivered to the Foundation under the Investment Documents, the Company shall furnish, or cause to be furnished, to the Foundation the following reports and certifications.

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(a)         Within [***] after the end of each Company fiscal year during which the Foundation owns any Notes and/or Equity Securities, a certificate from the Company signed by an officer or director of the Company and substantially in the form attached to this Agreement as Annex 4, certifying that the requirements of the Foundation Investment were met during the immediately preceding fiscal year, describing the use of proceeds of the Foundation Investment and evaluating the Company’s progress on the Global Health Programs including, specifically, information regarding progress against the Global Access Commitments;

(b)        Within [***] after the end of the Company’s fiscal year during which the Foundation ceased to own any Notes and/or Equity Securities, a certificate from the Company signed by an officer or director of the Company and substantially in the form attached to this Agreement as Annex 5, certifying that the requirements of the Foundation Investment were met during the term of the Foundation Investment, describing the use of proceeds of the Foundation Investment and evaluating the Company’s progress on the Global Health Programs including, specifically, information regarding progress against the Global Access Commitments;

(c)         Any other information respecting the operations, activities and financial condition of the Company as the Foundation may from time to time reasonably request, not more than [***] per calendar year, to discharge any expenditure responsibility, within the meaning of Sections 4945(d)(4) and 4945(h) of the Code, of the Foundation with respect to the Foundation Investment, and to otherwise monitor the charitable benefits intended to be served by the Foundation Investment, provided that the [***] associated with preparing such information at its request; and

(d)         At least [***] for each period during which the Foundation continues to own any Notes or Equity Securities issued by the Company, full and complete financial reports of the type ordinarily required by commercial investors under similar circumstances. For the avoidance of doubt this provision will be deemed to be satisfied so long as the Company is in compliance with its obligations pursuant to Section 9.7 of the Note Purchase Agreement and/or the Constitutional Documents (as applicable).

(e)         Within [***] of the end of each calendar quarter during which any Global Health Program is ongoing, if reasonably requested by the Foundation, the Company will confer with the Foundation (by teleconference or in scheduled site visits as appropriate) regarding progress with respect to the Original Scope of Work and Amended Scope of Work including information regarding progress against the Global Access Commitments and, if requested by the Foundation, the Company will provide written discussion materials prior to such teleconference or meeting; (ii) coordinate with the Foundation to determine reasonable times for the Foundation’s representatives to make site visits to the Company’s headquarters [***] for the purpose of the Foundation conducting any inspections with respect to a Global Health Program; and (iii) at least [***], if requested by the Foundation, an in person meeting with the Joint Steering Committee.

(f)          In the Disclosure Letter provided to the Foundation pursuant to the Subscription Agreement relating to Series B Shares in Immunocore Limited, dated [   ], 2020, [***].

10.	Access to Records

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The Company shall maintain books and records adequate to provide information ordinarily required by commercial investors under similar circumstances and showing the expenditure of the Foundation Investment, as well as copies of the reports submitted by the Company to the Foundation pursuant to Sections 9(a) and 9(b). The Company shall provide the Foundation or, subject to the Company’s written consent, its designee(s) [***] with access at reasonable times on reasonable terms of confidentiality to such books and records pertaining to the period during which the Foundation owned any Notes or Equity Securities issued by the Company and continuing for a period of [***] after the date on which the Foundation no longer owns any Notes or Equity Securities issued by the Company or any successor thereof. For the avoidance of doubt, access to records under this Section 10 shall not be dependent upon the Foundation’s percentage ownership in the Company.

11.	Assignment

(a)          Notwithstanding anything in this Agreement to the contrary, the Foundation will have the right to assign this Letter Agreement (in whole but not in part) to: (i) any subsidiary of the Foundation, (ii) any successor charitable organization of the Foundation from time to time that is a tax-exempt organization as described in Section 501(c)(3) of the Code, or (iii) any tax-exempt organization as described in Section 501(c)(3) of the Code controlled by one or more trustees of the Foundation. The Foundation will notify the Company of any such proposed assignment, including the identity of the assignee, prior to the date of such assignment. For the avoidance of doubt, if the Foundation transfers the Equity Securities to any permitted transferee in accordance with the Constitutional Documents, the Foundation may assign to any such permitted transferee all of its rights attached to such Equity Securities, including the Withdrawal Right.

(b)        Except as provided in Section 11(a) and Section 6, neither Party shall have the right to assign (whether by sale or license of assets, or otherwise) this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed except that any Party may make such an assignment without the other Party’s consent to (i) a third party who acquires all or substantially all of the business or assets of such Party to which this Agreement relates or (ii) to a new corporate entity created as part of a corporate reorganization where such entity will continue to be bound by the terms of this Agreement.

12.	No Use of Foundation Funds for Political Activities; No Personal Benefit

The Company shall not expend any proceeds of the Foundation Investment to carry on propaganda or otherwise to attempt to influence legislation, to influence the outcome of any specific public election or to carry on, directly or indirectly, any voter registration drive, or to participate or intervene in any political campaign on behalf of or in opposition to any candidate for public office within the meaning of Section 4945(d) of the Code. The proceeds of the Foundation Investment shall not (a) be earmarked to be used for any activity, appearance or communication associated with the activities described in the foregoing sentence, nor (b) be intended for benefit, and will not benefit, any Person having a personal or private interest in the

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Foundation, including descendants of the founders of the Foundation, or Persons related to or controlled by, directly or indirectly, such private interests.

13.	Disqualified Person

The Company confirms that, as at the Effective Date neither the Company nor (to the best knowledge of the Company) any shareholder of the Company is a “disqualified person” with respect to the Foundation (as the term “disqualified person” is defined in Section 4946(a) of the Code). The Company agrees that it will promptly notify the Foundation if the Company becomes aware that the Company or any shareholder of the Company is a “disqualified person” with respect to the Foundation. The Foundation confirms that as at the Effective Date, the Foundation does not, and one or more disqualified persons with respect to the Foundation do not, directly or indirectly, control the Company.

14.	Compliance with Anti-Corruption, Anti-Bribery and Anti-Terrorism Laws

The Company will not offer or provide money, gifts or any other thing of value, directly or indirectly, to anyone in order to improperly influence any act or decision relating to the Foundation or the sale of the Company’s products and services or the other matters contemplated by this Agreement, including by assisting any party to secure an unlawful advantage. Training and information on compliance with these requirements are available at www.learnfoundationlaw.org.

The Company will not use any portion of the Foundation Investment, directly or indirectly, in support of activities (a) prohibited by US laws related to combatting terrorism; (b) with any Person on the List of Specially Designated Nationals (www.treasury.gov/sdn) or entities owned or controlled by such Persons; or (c) in or with countries or territories against which the US maintains comprehensive sanctions (currently, Cuba, Iran, Syria, North Korea and the Crimea Region of Ukraine), including paying or reimbursing the expenses of persons from such countries or territories, unless such activities are fully authorized by the US government under applicable law and specifically approved by the Foundation in its sole discretion.

15.	Publicity; Use of Name

Each Party may include pre-agreed information about the Foundation Investment (including the other Party’s name) in its periodic public reports and may make such information available on its own website, in presentations, speeches, tax returns or other public disclosures and press releases and any other disclosure that is required by Applicable Law or (to the extent relevant) the rules of a stock exchange on which the securities of the Company are listed (or to which an application for listing has been submitted). Without prejudice to the foregoing, the Company may also confirm the existence of the Foundation Investment and disclose that the Foundation is a shareholder in any confidential discussions with any existing or potential investor. Except as otherwise provided herein, any announcement of the Foundation Investment by any other Person, including the Company, its representatives, directors, stockholders and agents, or any investor, will require the Foundation’s prior written approval, such approval not to be unreasonably withheld, delayed or conditioned. Such Persons shall also obtain the Foundation’s

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prior written approval for any other use of the Foundation’s name or logo in any respect; provided, however, that the Company may use the Foundation’s name for any uses that have been pre-approved in writing by the Foundation. Except as provided above or with the Foundation’s consent, the Foundation’s name and logo will not be used by any Person in any manner to market, sell or otherwise promote the Company, its products, services and/or business.

16.	Confidentiality

(a)          Each Party shall treat as confidential all information obtained as a result of entering into this Agreement which relates to:

(i)           the provisions of this Agreement;

(ii)          the negotiations relating to this Agreement;

(iii)         the subject matter of this Agreement; or

(iv)         the other Party.

(b)          Subject to Sections 16(c) and 16(d) below, each Party shall:

(i)         not disclose any such confidential information to any person other than (A) any of its trustees, directors, officers or employees who need to know such information in order to discharge his duties and (ii) (in respect of the Company only) any potential investor and their advisers or representatives;

(ii)          not use any such confidential information other than for the purpose of complying with its obligations under this Agreement; and

(iii)        procure that any person to whom any such confidential information is disclosed by it complies with the restrictions contained in this Section 16 or similar terms of confidentiality.

(c)         The Company shall be permitted to disclose the subject matter and provisions of this Agreement to any existing or potential investor and their respective advisers or representatives, provided the Company procures that such investor complies with the restrictions in this Section 16 as if it were a party to this Agreement.

(d)          Notwithstanding the other provisions of this Section 16, either Party may disclose any such confidential information:

(i)           to the extent required by law;

(ii)          to the extent required by existing contractual obligations;

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(iii)          to its professional advisers, auditors and bankers provided they have a duty to keep such information confidential;

(iv)          to the extent the information has come into the public domain through no fault of that party;

(v)          to the extent permitted pursuant to Section 15; or

(vi)         to the extent the other Party has given prior written consent to the disclosure.

(e)          Any information to be disclosed pursuant to Section 16(d)(i) (other than information required to be disclosed in tax returns or other tax filings) and Section 16(d)(ii) above shall be disclosed only after, to the extent permitted by law, written notice to the other Party. The restrictions contained in this Section 16 shall continue to apply after the termination of this Agreement without limit in time.

(f)          For the avoidance of doubt, as between the Foundation and the Company, nothing in Section 9 or 10 of the Shareholders’ Agreement will limit or restrict the Foundation’s rights pursuant to this Agreement and in the event of any conflict between the terms of Section 9 or 10 of the Shareholders’ Agreement and this Agreement, the terms of this Agreement will prevail and control.

17.	Entire Agreement; Modification

This Agreement and the other Investment Documents, including all exhibits hereto and thereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter of the Investment Documents, and supersede and terminate all prior agreements, negotiation and understandings between the Parties, whether oral or written, with respect to such subject matter. No subsequent alteration, modification, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties. In the event of a conflict between the terms of this Agreement and the terms of any other Investment Document, the terms of this Agreement shall prevail.

18.	Specific Performance

Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties agrees that, without posting bond or other undertaking, each Party will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity, except as otherwise provided in Section 3(n). Each Party

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further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.

19.	Binding Agreement

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.

20.	Third Party Rights

The Parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

21.	Authority

Each of the Company and the Foundation covenants and warrants with respect to itself that it has all authority necessary to execute this Agreement and that, on execution, this Agreement will be fully binding and enforceable in accordance with its terms, and that no other consents or approvals of any other Person or third parties are required or necessary for this Agreement to be so binding.

22.	Waiver

Failure or delay by either Party in exercising or enforcing any provision, right, or remedy under this Agreement, or waiver of any remedy hereunder, in whole or in part, shall not be deemed a waiver thereof, or prevent the subsequent exercise of that or any other rights or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

23.	Further Assurances

From time to time after the Effective Date, each Party shall execute, acknowledge and deliver to each other any further documents, assurances, and other matters, and will take any other action consistent with the terms and conditions of this Agreement, that may reasonably be requested by a Party and necessary or desirable to carry out the purpose of this Agreement.

24.	Interpretation

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

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25.	Counterparts

This Agreement may be executed in one or more counterparts, including by signatures delivered by facsimile or pdfs, each of which shall be deemed an original, but all of which shall be deemed to be and constitute one and the same instrument.

26.	Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

27.	Expenses

The Company and the Foundation shall pay their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

28.	Governing Law

This Agreement and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Agreement or its formation (including non-contractual disputes or claims), shall be governed by and construed in accordance with English law and any dispute will be submitted to the exclusive jurisdiction and venue of the courts located in London, England.

[Signature Page Follows]

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Exhibit 10.10

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Global Access Commitments Agreement - Signature Page

IN WITNESS WHEREOF, the Parties have caused this Global Access Commitments Agreement to be executed by their duly authorized representatives as of the date first written above.

Immunocore Limited

By:	/s/ Bahija Jallal
Name:	Bahija Jallal
Title:	Chief Executive Officer

Bill & Melinda Gates Foundation

By:	/s/ Carolyn Ainslie
Name:	Carolyn Ainslie
Title:	Chief Financial Officer

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Execution Version

Annex 1

Developing Countries

•	Afghanistan	•	Haiti	•	Philippines
•	Angola	•	India	•	Rwanda
•	Azerbaijan	•	Indonesia	•	Russian Federation
•	Bangladesh	•	Kazakhstan	•	São Tomé e Príncipe
•	Belarus	•	Kenya	•	Senegal
•	Benin	•	Korea, DPR	•	Sierra Leone
•	Botswana	•	Kyrgyz Republic	•	Solomon Islands
•	Brazil	•	Lao PDR	•	Somalia
•	Burkina Faso	•	Lesotho	•	South Africa
•	Burundi	•	Liberia	•	South Sudan
•	Cambodia	•	Madagascar	•	Sudan, Republic of
•	Cameroon	•	Malawi	•	Swaziland
•	Central African Republic	•	Mali	•	Tajikistan
•	Chad	•	Mauritania	•	Tanzania, United Republic of
•	China	•	Moldova	•	Thailand
•	Comoros	•	Mozambique	•	Togo
•	Congo, Dem Republic of	•	Myanmar	•	Uganda
•	Côte d’Ivoire	•	Namibia	•	Ukraine
•	Djibouti	•	Nepal	•	Uzbekistan
•	Eritrea	•	Nicaragua	•	Vietnam
•	Ethiopia	•	Niger	•	Yemen
•	Gambia	•	Nigeria	•	Zambia
•	Ghana	•	Pakistan	•	Zimbabwe
•	Guinea	•	Papua New Guinea
•	Guinea Bissau	•	Peru

Annex 1 of 1
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Execution Version

Annex 2
Original Scope of Work

Project Governance Plan

Formation and Composition of a Joint Steering Committee
As soon as reasonably possible and in any event within [***] after the Effective Date, the Company and the Foundation shall establish a Joint Steering Committee (the “JSC”) to monitor and coordinate the communication and activities under the Original Scope of Work and the Amended Scope of Work. The JSC shall be composed of at least [***] but no more than [***] representatives designated by each Party and, in each case, a simple majority of representatives will be from the Company. Representatives must be appropriate for the tasks then being undertaken and the stage of research or pre-clinical or clinical development relevant to any research plans, in terms of their seniority, availability, function in their respective organizations, training and experience. Each Party may replace its representatives from time to time upon written notice to the other Party; provided, however, if a Party’s representative is unable to attend a meeting, such Party may designate an alternate to attend such meeting by providing notification in writing to the other Party’s representatives and following provision of such written notification the alternate will be entitled to perform the functions of such representative. Each Party, with prior written approval may invite subject matter experts to attend and contribute to JSC meetings. The committee will meet in-person, annually to discuss progress against key deliverables and investment milestones. Additional meetings may be scheduled either in person or via tele/video conferencing to address specific challenges as they arise. For the avoidance of doubt, the JSC shall be advisory in nature and shall not have a decision-making role provided, however, that the Company will consider any recommendations made by the JSC in good faith.

JSC Responsibilities
In addition to its overall responsibility for monitoring the activities performed under the Original Scope of Work and the Amended Scope of Work, the JSC shall, in particular:

(a)
monitor and communicate (as far as legally permissible) developments and target products made by parties external to the collaboration that may influence the Original Scope of Work and the Amended Scope of Work and take into account such developments and products when undertaking the remaining JSC responsibilities;

(b)	review treatment and payer trends in the Developing Countries that may influence the Original Scope of Work and the Amended Scope of Work;
(c)	generate and maintain a list of all Research Tools created under the Original Scope of Work and the Amended Scope of Work;
(d)	generate and maintain a plan of future publications;
(e)	generate and maintain target product profiles for each Global Health Program;
(f)
monitor the budget for each Global Health Program, and as data emerge, ensure the appropriate allocation of resources to the most promising Program(s) review CMC and regulatory strategy for appropriateness relative to TPP

Annex 2-1
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(g)	review plans for the development and Phase I testing of any Development Products; and
(h)	review the scientific appropriateness, planning and execution of NHP models for the Development Programs.

[***]

Annex 2-2
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Execution Version

Annex 3

Amended Scope of Work Framework and Goals

[***]

Annex 3-1
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Execution Version

Annex 4

OFFICER’S/DIRECTOR’S] CERTIFICATE TO BE PROVIDED
IN ACCORDANCE WITH SECTION 9(a)

Immunocore Limited

[DATE]

This certificate is being delivered by Immunocore Limited, a United Kingdom corporation, (the “Company”), pursuant to Section 9(a) of the Global Access Commitments Agreement between the Company and the Bill & Melinda Gates Foundation (the “Foundation”) dated as of [            ] ______, 2020 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Company certifies as follows:

1.           During the fiscal year ended [DATE], the Company met the requirements of the Foundation Investment as set forth in the Agreement that were required to be complied with or performed by the Company during such time period.

2.          Attached as Exhibit A to this certificate is a description of the Company’s use of proceeds of the Foundation Investment during the fiscal year ended [DATE]. Such exhibit shall describe the purposes for which the proceeds were used with sufficient detail to enable the Foundation, in its reasonable discretion, to confirm that the Company expended such proceeds consistent with the uses permitted under Section 2(c) of the Agreement. In addition, with respect to any year in which a loan from the Foundation to the Company is outstanding, such exhibit shall also include the specific dollar amount of loan proceeds from the Foundation that were expended by the Company during the relevant reporting period.

3.          Attached as Exhibit B to this certificate is the Company’s evaluation of the Company’s progress with respect to the Global Health Programs, including information regarding progress against the Global Access Commitments (as set forth in the Investment Documents) during the fiscal year ended [DATE].

IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be delivered on the date first above written.

Immunocore Limited

By:
Name:
Title:

Annex 4-1
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Execution Version

Annex 5

OFFICER’S/DIRECTOR’S] CERTIFICATE TO BE PROVIDED
IN ACCORDANCE WITH SECTION 9(b)

Immunocore Limited

[DATE]

This certificate is being delivered by Immunocore Limited, a United Kingdom corporation (the “Company”), pursuant to Section 9(b) of the Global Access Commitments Agreement between the Company and the Bill & Melinda Gates Foundation dated as of [      ] ___, 2020 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

The Company certifies as follows:

1.           During the term of the Foundation Investment, the Company met the requirements of the Foundation Investment as set forth in the Agreement that were required to be complied with or performed by the Company during such time period.

2.          Attached as Exhibit A to this certificate is a description of the Company’s use of proceeds of the Foundation Investment during the term of the Foundation Investment. Such exhibit shall describe the purposes for which the proceeds were used with sufficient detail to enable the Foundation, in its reasonable discretion, to confirm that the Company expended such proceeds consistent with the uses permitted under Section 2(c) of the Agreement.

3.           Attached as Exhibit B to this certificate is the Company’s evaluation of the Company’s progress on the Global Health Programs, including information regarding progress against the Global Access Commitments (as set forth in the Investment Documents) during the term of the Foundation Investment.

IN WITNESS WHEREOF, the undersigned has executed this certificate and has caused this certificate to be delivered on the date first above written.

Immunocore Limited

By:
Name:
Title:

Annex 5-1
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